UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2026

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301, Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Nasdaq Texas, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements.

On July 1, 2026, ProFrac Holdings II, LLC, a Texas limited liability company (the “Borrower”) and an indirect subsidiary of ProFrac Holding Corp. (the “Company”), ProFrac Holdings, LLC, a Texas limited liability company (“Holdings”), the other guarantors party thereto, the lenders party thereto and Eclipse Business Capital LLC, as agent, collateral agent, swingline lender and lead arranger and bookrunner (in such capacities, the “Agent”), entered into a Credit Agreement (the “Eclipse Credit Agreement”), which provides for a senior secured asset-based revolving credit facility. Capitalized terms used and not otherwise defined in this summary of the Eclipse Credit Agreement have the meanings provided in the Eclipse Credit Agreement.

The Eclipse Credit Agreement provides for, among other things, the following material terms: (a) a maximum revolver amount of $300.0 million as of the closing date, subject to an uncommitted accordion permitting increases of up to $25.0 million in the aggregate, with availability subject to a borrowing base based on accounts receivable and inventory; (b) a scheduled maturity of July 1, 2030; (c) revolving loans bearing interest, at the Borrower’s option, at a rate based on adjusted term SOFR (subject to a 2.00% floor) plus an applicable margin ranging from 4.00% to 4.50%, or a base rate plus an applicable margin ranging from 3.00% to 3.50%, in each case determined by reference to a pricing grid based on average historical availability and fixed charge coverage ratio; (d) an unused line fee of 0.500% per annum; and (e) a springing minimum fixed charge coverage ratio of 1.00 to 1.00, tested only during a covenant testing period when Availability is less than 10% of Gross Availability. The obligations under the Eclipse Credit Agreement are guaranteed by Holdings and the other guarantors party thereto and are secured by liens on substantially all of the assets of the Borrower and the guarantors. The Borrower used borrowings under the Eclipse Credit Agreement, together with cash on hand, to refinance and repay in full its obligations under, and to terminate, the Preexisting Credit Agreement described in Item 1.02 below.

The foregoing description of the Eclipse Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Eclipse Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 1, 2026, the Borrower, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent, entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) to the Indenture, dated as of December 27, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), governing the Borrower’s Senior Secured Floating Rate Notes due 2029 (the “Notes”). The Seventh Supplemental Indenture was entered into with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes.

The Seventh Supplemental Indenture amended the Indenture to increase, from $275.0 million to $325.0 million, the amount of indebtedness under credit facilities that the Borrower and its restricted subsidiaries are permitted to incur under the applicable debt covenant in the Indenture.

The foregoing description of the Seventh Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On July 1, 2026, the Borrower repaid in full all outstanding obligations under, and terminated, that certain Credit Agreement, dated as of March 4, 2022, by and among the Borrower, Holdings, the other guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Preexisting Credit Agreement”). The Preexisting Credit Agreement provided for a senior secured asset-based revolving credit facility. Upon such repayment and termination, all commitments under the Preexisting Credit Agreement were terminated and all liens securing the obligations thereunder were released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Eclipse Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On July 6, 2026, ProFrac issued a press release regarding the Eclipse Credit Agreement and the Seventh Supplemental Indenture. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release may contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Seventh Supplemental Indenture, dated as of July 1, 2026, by and among ProFrac Holdings II, LLC, a Texas limited liability company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent.

10.1*	Credit Agreement, dated as of July 1, 2026, by and among ProFrac Holdings II, LLC, a Texas limited liability company, ProFrac Holdings, LLC, a Texas limited liability company, the other guarantors party thereto, the lenders party thereto and Eclipse Business Capital LLC, as agent, collateral agent, swingline lender and lead arranger and bookrunner.

99.1	Press Release, dated July 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

Dated: July 6, 2026	By:	/s/ Steven Scrogham
Steven Scrogham
Chief Legal Officer, Chief Compliance Officer and Corporate Secretary